Exhibit 99.1

Fox Factory Holding Corp. Reports Fourth Quarter Fiscal 2024 Financial Results
DULUTH, Georgia, February 27, 2025 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”), a premium brand and a global leader in the design, engineering and manufacturing of performance-defining products and systems for customers worldwide, today reported financial results for the fourth fiscal quarter ended January 3, 2025.

Fourth Quarter Fiscal 2024 Highlights
•Net sales for the fourth quarter of fiscal 2024 were $353 million, up $20 million over prior year
•Gross margin achieved 28.9%, up 120 basis points over prior year
•Adjusted gross margin increased by 20 basis points to 29.2% from prior year
•Earnings per diluted share for the fourth quarter of fiscal 2024 was breakeven
•Adjusted earnings per diluted share was $0.31
•Drove sequential revenue growth and EBITDA margin improvement in both AAG and PVG segments
•Bike revenues grew 8.3% over prior year
•Working capital improvements generated $63 million in debt paydown
•Cost reduction initiatives underway and progressing in line with expectations

Management Commentary
Mike Dennison, FOX’s Chief Executive Officer, commented, “We delivered on our financial commitments with sales and earnings per share in line with our guidance. Our end markets remain uneven and challenging to navigate, and we expect that backdrop to continue as we move into 2025. Given the market instability, we remain focused on the more controllable elements of the business through operational improvements and strategic cost management initiatives. Our decisive actions to improve working capital, strengthen OE partnerships and dealer relationships, and streamline operations are beginning to yield results demonstrated by sequential EBITDA margin improvements in our PVG and AAG segments and in our balance sheet. Combined, these actions improved cash generation allowing us to pay down our debt balance by $63 million in the fourth quarter. Our broader cost and operational initiatives are progressing well, with benefits beginning to flow through toward our $25 million target. As we navigate through uneven end market conditions in 2025, we are committed to delivering improvements in both EBITDA margins and free cash flow generation through our focus on operational excellence and network optimization.”

Fourth Quarter 2024 Results
Net sales for the fourth quarter of fiscal 2024 were $352.8 million, an increase of 6.1%, as compared to net sales of $332.5 million in the fourth quarter of fiscal 2023. This increase reflects a $31.1 million or 33.3% increase in Specialty Sports Group (“SSG”), partially offset by a $8.6 million or 7.1% decrease in Aftermarket Applications Group (“AAG”) and a $2.2 million or 1.8% decrease in Powered Vehicles Group (“PVG”). The increase in SSG net sales from $93.4 million to $124.5 million is primarily related to the inclusion of a full-quarter net sales of $41.5 million from Marucci, which we acquired in November 2023, compared to net sales of $16.8 million included in prior year, and a $6.4 million increase in bike sales. Although bike sales improved compared to prior year, the ongoing channel inventory recalibration and, to a lesser extent, lower end consumer demand remain headwinds. The decrease in AAG net sales from $120.8 million to $112.2 million in the prior year period was driven by lower upfitting sales due to product mix, chassis availability, higher interest rates impacting dealers and consumers, and higher inventory levels at dealerships; however, the segment generated growth of 11.9% on a sequential basis from third quarter reflecting the Company’s strategic initiatives to improve performance. The decrease in PVG net sales from $118.3 million to $116.2 million is primarily due to lower industry demand in power sports and automotive because of higher interest rates and higher inventory levels.
Gross margin was 28.9% for the fourth quarter of fiscal 2024, a 120-basis point increase from gross margin of 27.7% in the fourth quarter of fiscal 2023. The increase in gross margin was primarily due to amortization of acquired inventory valuation markup from the Marucci acquisition in prior year, which was fully recognized by the end of the first quarter of fiscal 2024 and did not impact the current year’s fourth quarter. Adjusted gross margin, which excludes the effects of amortization of acquired inventory valuation markup and organizational restructuring expenses, increased 20 basis points to 29.2% from the same prior fiscal year period.
Total operating expenses were $90.6 million, or 25.7% of net sales, for the fourth quarter of fiscal 2024, compared to $81.0 million, or 24.4% of net sales in the fourth quarter of fiscal 2023. Operating expenses increased by $9.6 million primarily driven by the recognition of a full quarter of Marucci operating expenses following the November 2023 acquisition, partially offset by a decrease in other acquisition and integration-related expenses. Adjusted operating expenses were $76.4 million, or 21.7% of net sales in the fourth quarter of fiscal 2024, compared to $68.5 million, or 20.6% of net sales, in the fourth quarter of the prior fiscal year.
Tax benefit was $4.1 million in the fourth quarter of fiscal 2024, compared to tax benefit of $3.1 million in the fourth quarter of fiscal 2023. The decrease in the Company’s income tax expense was primarily due to a decrease in pre-tax income.
Net loss attributable to FOX stockholders in the fourth quarter of fiscal 2024 was $0.1 million, compared to net income attributable to FOX stockholder of $4.1 million in the fourth quarter of the prior fiscal year. Loss per diluted share for the fourth quarter of fiscal 2024 was $0.00, compared to earnings per diluted share of $0.10 for the fourth quarter of fiscal 2023. Adjusted net income in the fourth quarter of fiscal 2024 was $12.8 million, or $0.31 of adjusted earnings per diluted share, compared to adjusted net income of $20.3 million, or $0.48 of adjusted earnings per diluted share, in the same period of the prior fiscal year.
Adjusted EBITDA in the fourth quarter of fiscal 2024 was $40.4 million, compared to $38.8 million in the fourth quarter of fiscal 2023. Adjusted EBITDA margin in the fourth quarter of fiscal 2024 was 11.5%, compared to 11.7% in the fourth quarter of fiscal 2023.

Fiscal 2024 Results
Net sales for the year ended January 3, 2025, were $1,393.9 million, a decrease of 4.8% compared to fiscal 2023. This decrease reflects a $129.6 million or 23.5% decrease in AAG net sales and a $62.5 million or 11.9% decrease in PVG net sales, partially offset by a $121.9 million or 31.3% increase in SSG net sales. The decrease in AAG net sales from $551.1 million to $421.5 million is driven by lower upfitting sales due to product mix, chassis availability, higher interest rates impacting dealers and consumers, and higher inventory level at dealerships. The decrease in PVG net sales from $523.9 million to $461.4 million is primarily due to lower industry demand in power sports and automotive because of higher interest rates and higher inventory levels. The increase in SSG sales from $389.2 million to $511.1 million is related to the inclusion of a full-year net sales from Marucci, partially offset by a reduction in bike sales which reflects the industry’s ongoing channel inventory recalibration and, to a lesser extent, lower end-consumer demand.

Gross margin was 30.4% in fiscal year 2024, a 130-basis point decrease, compared to gross margin of 31.7% in fiscal year 2023. The decrease in gross margin for the fiscal year 2024 was primarily driven by shifts in our product line mix and operating leverage on lower volume. Adjusted gross margin, excluding the effects of the amortization of an acquired inventory valuation markup and organizational restructuring expenses, was 30.8% in fiscal year 2024, a 200-basis point decrease, compared to 32.8% in the fiscal year 2023.

Total operating expenses were $365.9 million, or 26.3% of net sales, for fiscal year 2024, compared to $304.7 million, or 20.8% of net sales in fiscal year 2023. Operating expenses increased by $61.2 million primarily due to the inclusion of Marucci operating expenses of $78.7 million, partially offset by cost controls. Adjusted operating expenses were $310.9 million, or 22.3% of net sales in fiscal year 2024, compared to $268.1 million, or 18.3% of net sales, in the prior fiscal year.

Net income attributable to FOX stockholders in fiscal year 2024 was $6.6 million, compared to $120.8 million in the prior fiscal year. Earnings per diluted share for fiscal year 2024 was $0.16, compared to $2.85 in the same period of fiscal 2023. Adjusted net income in fiscal year 2024 was $55.4 million, or $1.33 of adjusted earnings per diluted share, compared to $167.5 million, or $3.95 of adjusted earnings per diluted share in the same period of the prior fiscal year.

Adjusted EBITDA decreased to $167.0 million in fiscal year 2024, compared to $261.0 million in fiscal year 2023. Adjusted EBITDA margin decrease to 12.0% in fiscal year 2024, compared to 17.8% in fiscal year 2023.

Reconciliations to non-GAAP measures are provided at the end of this press release.

Balance Sheet Summary
As of January 3, 2025, the Company had cash and cash equivalents of $71.7 million, compared to $83.6 million as of December 29, 2023. Inventory was $404.7 million as of January 3, 2025, compared to $371.8 million as of December 29, 2023. As of January 3, 2025, accounts receivable and accounts payable were $165.8 million and $144.1 million, respectively, compared to $171.1 million and $104.2 million, respectively, as of December 29, 2023. Prepaids and other current assets were $85.4 million as of January 3, 2025, compared to $141.5 million as of December 29, 2023. The decrease in cash and cash equivalents was driven by the Marzocchi acquisition, debt payments, and capital expenditures, partially offset by a decrease in prepaids and other current assets driven by lower chassis deposits due to inventory optimization efforts. Inventory increased by $32.9 million driven by higher raw materials and finished goods due to an imbalance in expected versus fulfilled orders and an intentional build of high moving stocking units in our aftermarket businesses to fulfill demand during the holiday selling period. The change in accounts receivable is due to higher sales in fiscal quarter ended January 3, 2025 compared to fiscal quarter ended December 29, 2023. The change in accounts payable reflects the timing of vendor payments. Total debt was $705.1 million as of January 3, 2025, an improvement of $38.4 million compared to $743.5 million in the prior year period ended December 29, 2023, and a $63.3 million improvement versus third quarter ended September 27, 2024. Working capital improvements, especially the reduction in chassis prepayments, drove debt paydown as we continue to focus on generating free cash flow to reduce debt and interest expense.
Fiscal 2025 Guidance
For the first quarter of fiscal 2025, the Company expects net sales in the range of $320 million to $350 million and adjusted earnings per diluted share in the range of $0.12 to $0.32.
For the fiscal year 2025, the Company expects net sales in the range of $1.385 billion to $1.485 billion, adjusted earnings per diluted share in the range of $1.60 to $2.60, and a full year adjusted tax rate in the range of 15% to 18%.
Guidance does not include any effects from the ongoing tariff developments. Adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs. A quantitative reconciliation of adjusted earnings per diluted share for the first quarter and full fiscal year 2025 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (800) 579-2543, and international listeners may dial (785) 424-1789; the conference ID is FOXFQ424 or 36937424. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company’s website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
Available Information
Fox Factory Holding Corp. announces material information to the public about the Company through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, and the investor relations section of its website (https://

investor.ridefox.com/investor-relations/default.aspx) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. is a global leader in the design engineering and manufacturing of premium products that deliver championship-level performance for specialty sports and on and off-road vehicles. Its portfolio of brands, like FOX, Marucci, Method Race Wheels and more, are fueled by unparalleled innovation that continuously earns the trust of professional athletes and passionate enthusiasts all around the world. The Company is a direct supplier of shocks, suspension, and components to leading powered vehicle and bicycle original equipment manufacturers and offers premium baseball and softball gear and equipment. The Company acquires complementary businesses to integrate engineering and manufacturing expertise to reach beyond its core shock and suspension segment, diversifying its product offerings and increasing its market potential. It also provides products in the aftermarket through its global network of retailers and distributors and through direct-to-consumer channels.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”), FOX is including in this press release certain non-GAAP financial measures consisting of “adjusted gross profit,” “adjusted gross margin,” “adjusted operating expense,” “adjusted operating expense margin”, “adjusted net income,” “adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines adjusted gross profit as gross profit adjusted for the amortization of acquired inventory valuation markups and cost of good sold associated with organizational restructuring. Adjusted gross margin is defined as adjusted gross profit divided by net sales. FOX defines adjusted operating expense as operating expense adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and certain strategic transformation costs. FOX defines adjusted operating expense margin as adjusted operating expense divided by net sales. FOX defines adjusted net income as net income attributable to FOX stockholders adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs, all net of applicable tax. Adjusted earnings per diluted share is defined as adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes or tax benefits, amortization of purchased intangibles, depreciation, stock-based compensation, litigation and settlement related expenses, organizational restructuring expenses, acquisition and integration-related expenses and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales. These adjustments are more fully described in the tables included at the end of this press release. Amounts related to non-controlling interest are excluded from all adjusting items.
FOX includes these non-GAAP financial measures to provide investors with additional insight on the Company’s operating performance and trends, as well as to supplement their understanding of the results of our core operations. In particular, the exclusion of certain items in calculating the non-GAAP financial measures consisting of adjusted gross profit, adjusted operating expense, adjusted net income and adjusted EBITDA (and accordingly, adjusted gross margin, adjusted operating expense margin, adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating expense margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	As of	As of
	January 3, 2025	December 29, 2023

Assets
Current assets:
Cash and cash equivalents	$71,674	$83,642
Accounts receivable (net of allowances of $1,848 and $1,158, respectively)	165,827	171,060
Inventory	404,736	371,841
Prepaids and other current assets	85,443	141,512
Total current assets	727,680	768,055
Property, plant and equipment, net	246,393	237,192
Lease right-of-use assets	104,019	84,317
Deferred tax assets, net	44,364	21,297
Goodwill	639,505	636,565
Trademarks and brands, net	264,126	273,293
Customer and distributor relationships, net	161,585	184,269
Core technologies, net	23,154	25,785
Other assets	21,484	11,525
Total assets	$2,232,310	$2,242,298
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$144,067	$104,150
Accrued expenses	91,427	103,400
Current portion of long-term debt	24,286	14,286
Total current liabilities	259,780	221,836
Revolver	153,000	370,000
Term Loans, less current portion	527,775	359,242
Other liabilities	90,611	69,459
Total liabilities	1,031,166	1,020,537
Non-controlling interest	(38)	—
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of January 3, 2025 and December 29, 2023	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,574 shares issued and 41,684 outstanding as of January 3, 2025; 42,844 shares issued and 41,954 outstanding as of December 29, 2023	42	42
Additional paid-in capital	339,266	348,346
Treasury stock, at cost; 890 common shares as of January 3, 2025 and December 29, 2023	(13,754)	(13,754)
Accumulated other comprehensive (loss) income	224	9,041
Retained earnings	875,404	878,086
Total stockholders’ equity	1,201,182	1,221,761
Total liabilities and stockholders’ equity	$2,232,310	$2,242,298

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended		For the year ended
	January 3, 2025	December 29, 2023	January 3, 2025	December 29, 2023
Net sales	$352,837	$332,495	$1,393,921	$1,464,178
Cost of sales	250,861	240,234	970,345	999,366
Gross profit	101,976	92,261	423,576	464,812
Operating expenses:
General and administrative	33,038	34,890	139,857	124,582
Sales and marketing	31,379	25,787	121,207	100,451
Research and development	14,983	13,805	60,314	53,179
Amortization of purchased intangibles	11,173	6,527	44,528	26,509
Total operating expenses	90,573	81,009	365,906	304,721
Income from operations	11,403	11,252	57,670	160,091
Interest expense	13,520	7,915	54,942	19,320
Other expense, net	2,174	2,426	1,716	2,108
(Loss) income before income taxes	(4,291)	911	1,012	138,663
(Benefit) provision for income taxes	(4,112)	(3,140)	(5,500)	17,817
Net (loss) income	$(179)	$4,051	$6,512	$120,846
Less: net loss attributable to non-controlling interest	(38)	—	(38)	—
Net (loss) income attributable to FOX stockholders	$(141)	$4,051	$6,550	$120,846
Earnings per share:
Basic	$0.00	$0.10	$0.16	$2.86
Diluted	$0.00	$0.10	$0.16	$2.85
Weighted-average shares used to compute earnings per share:
Basic	41,699	42,169	41,681	42,305
Diluted	41,699	42,242	41,717	42,432

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the year ended
	January 3, 2025	December 29, 2023
OPERATING ACTIVITIES:
Net income	$6,512	$120,846
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	83,566	58,603
Provision for inventory reserve	5,631	6,184
Stock-based compensation	9,606	16,465
Amortization of acquired inventory step-up	4,485	13,008
Amortization of loan fees	3,748	905
Amortization of deferred gains on prior swap settlements	(4,334)	(4,252)
Proceeds from interest rate swap settlements	4,026	2,522
Loss on disposal of property and equipment	341	1,492
Deferred taxes	(23,310)	(7,867)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	10,372	64,527
Inventory	(26,503)	31,613
Income taxes	(11,168)	(19,094)
Prepaids and other assets	48,463	(40,702)
Accounts payable	23,234	(44,029)
Accrued expenses and other liabilities	(2,837)	(21,478)
Net cash provided by operating activities	131,832	178,743
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	(25,785)	(701,112)
Acquisition foreign exchange hedge settlement	(1,118)	—
Acquisition of other assets, net of cash acquired	(5,344)	(2,432)
Purchases of property and equipment	(44,040)	(46,852)
Net cash used in investing activities	(76,287)	(750,396)
FINANCING ACTIVITIES:
Proceeds from revolver	189,000	400,000
Payments on revolver	(406,000)	(230,000)
Proceeds from issuance of debt	200,000	393,528
Repayment of term debt	(19,286)	(20,000)
Purchase and retirement of common stock	(25,000)	(25,000)
Repurchases from stock compensation program, net	(2,608)	(6,195)
Deferred debt issuance/modification costs	(3,434)	(3,354)
Net cash (used in) provided by financing activities	(67,328)	508,979
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(185)	1,066
CHANGE IN CASH AND CASH EQUIVALENTS	(11,968)	(61,608)
CASH AND CASH EQUIVALENTS—Beginning of period	83,642	145,250
CASH AND CASH EQUIVALENTS—End of period	$71,674	$83,642

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF ADJUSTED EARNINGS PER SHARE
(in thousands, except per share data)
(unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted net income (a non-GAAP measure), and the calculation of adjusted earnings per share (a non-GAAP measure) for the three and twelve months ended January 3, 2025 and December 29, 2023. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	January 3, 2025	December 29, 2023	January 3, 2025	December 29, 2023
Net (loss) income attributable to FOX stockholders	$(141)	$4,051	$6,550	$120,846
Amortization of purchased intangibles	11,173	6,527	44,528	26,509
Litigation and settlement-related expenses	1,103	433	4,329	2,724
Other acquisition and integration-related expenses (1)	1,962	7,494	8,054	19,214
Organizational restructuring expenses (2)	2,019	2,178	3,262	4,027
Loss on fixed asset disposals related to organizational restructure	—	1,027	—	1,027
Strategic transformation costs (3)	169	—	1,689	—
Tax impacts of reconciling items above	(3,449)	(1,421)	(12,991)	(6,874)
Adjusted net income	$12,836	$20,289	$55,421	$167,473

Adjusted EPS
Basic	$0.31	$0.48	$1.33	$3.96
Diluted	$0.31	$0.48	$1.33	$3.95

Weighted average shares used to compute adjusted EPS
Basic	41,699	42,169	41,681	42,305
Diluted	41,710	42,242	41,717	42,432
(1) Represents various acquisition-related costs and expenses incurred to acquire and integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the year ended
	January 3, 2025	December 29, 2023	January 3, 2025	December 29, 2023
Acquisition related costs and expenses	$1,962	$4,389	$3,569	$6,206
Purchase accounting inventory fair value adjustment amortization	—	3,105	4,485	13,008
Other acquisition and integration-related expenses	$1,962	$7,494	$8,054	$19,214
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
NET INCOME MARGIN TO ADJUSTED EBITDA MARGIN RECONCILIATION
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and a reconciliation of net income margin to adjusted EBITDA margin (a non-GAAP measure) for the three and twelve months ended January 3, 2025 and December 29, 2023. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	January 3, 2025	December 29, 2023	January 3, 2025	December 29, 2023
Net sales
Powered Vehicles Group	$116,159	$118,344	$461,403	$523,862
Aftermarket Applications Group	112,189	120,752	421,453	551,143
Specialty Sports Group	124,489	93,399	511,065	389,173
Net sales	$352,837	$332,495	$1,393,921	$1,464,178

Net (loss) income	$(179)	$4,051	$6,512	$120,846
(Benefit) provision for income taxes	(4,112)	(3,140)	(5,500)	17,817
Depreciation and amortization	21,867	15,083	83,566	58,603
Non-cash stock-based compensation	3,032	2,423	9,606	16,465
Litigation and settlement-related expenses	1,103	433	4,329	2,724
Other acquisition and integration-related expenses (1)	1,962	7,494	8,054	19,214
Organizational restructuring expenses (2)	2,019	2,104	3,218	3,952
Loss on fixed asset disposals related to organizational restructure	—	1,027	—	1,027
Strategic transformation costs (3)	169	—	1,689	—
Interest and other expense, net	14,575	9,313	55,539	20,400
Adjusted EBITDA	$40,436	$38,788	$167,013	$261,048

Net income margin	(0.1)%	1.2%	0.5%	8.3%

Adjusted EBITDA margin	11.5%	11.7%	12.0%	17.8%

Powered Vehicles Group	$13,101	$11,234	$53,819	$79,159
Aftermarket Applications Group	13,325	20,798	51,745	126,784
Specialty Sports Group	28,019	22,100	117,811	117,766
Unallocated corporate expenses	(14,009)	(15,344)	(56,362)	(62,661)
Adjusted EBITDA	$40,436	$38,788	$167,013	$261,048

(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the year ended
	January 3, 2025	December 29, 2023	January 3, 2025	December 29, 2023
Acquisition related costs and expenses	$1,962	$4,389	$3,569	$6,206
Purchase accounting inventory fair value adjustment amortization	—	3,105	4,485	13,008
Other acquisition and integration-related expenses	$1,962	$7,494	$8,054	$19,214
(2) Represents expenses associated with various restructuring initiatives, excluding $44 in stock-based compensation for the twelve-month period ended January 3, 2025 and $75 for the three and twelve month periods ended December 29, 2023. For the three and twelve month periods ended January 3, 2025, $1,125 and $1,243 are classified as cost of sales, and $894 and $1,975 are classified as operating expense, respectively. For the three and twelve month periods ended December 29, 2023, $1,016 and $2,865 are classified as cost of sales, and $1,087 is classified as operating expense, respectively.
(3) Represents costs associated with various strategic initiatives.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND ADJUSTED GROSS MARGIN
(in thousands, except percentages)
(unaudited)
The following table provides a reconciliation of gross profit to adjusted gross profit (a non-GAAP measure) for the three and twelve months ended January 3, 2025 and December 29, 2023, and the calculation of gross margin and adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	January 3, 2025	December 29, 2023	January 3, 2025	December 29, 2023
Net sales	$352,837	$332,495	$1,393,921	$1,464,178

Gross profit	$101,976	$92,261	$423,576	$464,812
Amortization of acquired inventory valuation markup	—	3,105	4,485	13,008
Organizational restructuring expenses (1)	1,125	1,016	1,243	2,865
Adjusted Gross Profit	$103,101	$96,382	$429,304	$480,685

Gross Margin	28.9%	27.7%	30.4%	31.7%

Adjusted Gross Margin	29.2%	29.0%	30.8%	32.8%
(1) Represents expenses associated with various restructuring initiatives.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF ADJUSTED OPERATING EXPENSE MARGIN
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of operating expense to adjusted operating expense (a non-GAAP measure) and the calculations of operating expense margin and adjusted operating expense margin (a non-GAAP measure), for the three and twelve months ended January 3, 2025 and December 29, 2023. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	January 3, 2025	December 29, 2023	January 3, 2025	December 29, 2023
Net sales	$352,837	$332,495	$1,393,921	$1,464,178

Operating expense	$90,573	$81,009	$365,906	$304,721
Amortization of purchased intangibles	(11,173)	(6,527)	(44,528)	(26,509)
Litigation and settlement-related expenses	(1,103)	(433)	(4,329)	(2,724)
Other acquisition and integration-related expenses (1)	(844)	(4,389)	(2,451)	(6,206)
Organizational restructuring expenses (2)	(894)	(1,162)	(2,019)	(1,162)
Strategic transformation costs (3)	(169)	—	(1,689)	—
Adjusted operating expense	$76,390	$68,498	$310,890	$268,120

Operating expense margin	25.7%	24.4%	26.3%	20.8%

Adjusted operating expense margin	21.7%	20.6%	22.3%	18.3%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Such forward-looking statements include, but are not limited to, statements with regard to expectations related to the acquisition of Marucci and the future performance of Fox and Marucci; the Company’s expected demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s expectation regarding its operating results and future growth prospects; the Company’s expected future sales and future adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business including, but not limited to, the possibility that the expected synergies and value creation from the Marucci acquisition will not be realized, or will not be realized within the expected time period; the Company’s ability to maintain its suppliers for materials, product parts and vehicle chassis without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the spread of highly infectious or contagious diseases, such as COVID-19, causing disruptions in the U.S. and global economy and disrupting the business activities and operations of our customers, business and operations; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; legal and regulatory developments, including the outcome of pending litigation; the cost of compliance with, or liabilities related to, environmental or other governmental regulations or changes in governmental or industry regulatory standards; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for performance-defining products as well as the Company’s other products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; the impact of change in China-Taiwan relations on our business, our operations or our supply chain, the impact of the Russian invasion of Ukraine or the Israel-Palestine conflict or rising tension in the Middle East on the global economy, energy supplies and raw materials; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate increases in response thereto; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and filed with the Securities and Exchange Commission on February 23, 2024, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
ICR
Jeff Sonnek
646-277-1263
Jeff.Sonnek@icrinc.com